EXHIBIT 99.1

PAUL ROSENBERG

RESIGNATION

October 23, 2021

To:	The Board of Directors Everything Blockchain, Inc. 3027 US Highway 17 Fleming Island, Fl 32003

Re:	Resignation

For personal reasons, I hereby resign as a director of Everything Blockchain, Inc., effective immediately. At the time of this resignation, I do not have any material issues or disagreements with the Company.

Sincerely, /s/ Paul Rosenberg Paul Rosenberg